Exhibit 99.1

Sustainable Oils, Inc., to Build 600,000 Bushel Grain

Facility in Havre, Montana

Facility will provide added grain handling convenience and flexibility for

Sustainable Oils and its camelina growers in Montana

GREAT FALLS, Montana, Nov. 19, 2021 – Sustainable Oils, Inc. a wholly owned subsidiary of Global Clean Energy Holdings, Inc. (OTCQX:GCEH), today announced the company has purchased 45 acres in Havre, Montana. The company is close to selecting its contractor to begin construction of the planned 600,000 bushel storage and rail loading facility for its proprietary camelina grain in the first-quarter 2022.

The Havre land acquisition and new facility further expands Sustainable Oils’ presence in Montana and creates significant logistical advantages at camelina harvest for both Sustainable Oils and its contract growers.

“Montana is the headquarters and epicenter for Sustainable Oils production in North America,” said Mike Karst, Sustainable Oils President . “A dedicated grain facility in Havre provides regional contract growers added convenience and flexibility for delivery and storage of harvested camelina. With our adjacent proximity to the CHS Big Sky-Havre rail siding, we will be able to directly load unit trains of our grain to streamline transportation logistics to GCEH’s biorefinery in Bakersfield, California or other extraction plants.”

Beginning in 2022, ExxonMobil has made a five-year commitment to purchase up to 220 million gallons of renewable diesel made from GCEH’s Bakersfield Renewable Fuels refinery  in California.  Sustainable Oils' long-term goal is to secure contracts to grow more than one million acres of Sustainable Oils’ camelina varieties across Montana and the High Plains.

About Sustainable Oils, Inc.

Sustainable Oils, Inc., GCEH’s wholly owned plant science subsidiary, owns an industry leading portfolio of intellectual property rights, including patents and production know-how, to produce its proprietary varieties of camelina as a nonfood based ultra-low carbon biofuels feedstock. Sustainable Oils, Inc. was formed in 2007 and its new headquarters is in Great Falls, Montana. More information can be found online at www.susoils.com.

About Global Clean Energy Holdings, Inc.

Global Clean Energy Holdings, Inc. (“GCEH”) is a uniquely positioned vertically integrated renewable fuels company. GCEH’s farm-to-fuel strategy has been in place since the inception of its business, to control the full integration of the entire biofuels supply chain from the development, production, processing, and transportation of feedstocks through to the refining and distribution of renewable fuels. GCEH is retooling and constructing its renewable diesel refinery in Bakersfield, California, which when completed in early 2022 will be the largest renewable fuels facility in the western United States and the largest in the country that produces renewable fuels from non-food-based feedstocks.  More information can be found online at www.gceholdings.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” of Global Clean Energy Holdings, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, the Company’s ability to have one million acres of camelina in production in Montana and completion of a grain facility, are forward-looking statements and are subject to a number of risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward- looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contacts:

Global Clean Energy Holdings, Inc.

Natalie Findlay

contact@gceholdings.com

(424) 318-3518

Sustainable Oils, Inc.

Fran Castle

contact@susoils.com

(919) 348-8013